Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On November 29, 2021, GWG Holdings, Inc. (“GWGH”), and Beneficient Management, L.L.C. (“Ben Management”), The Beneficient Company Group, L.P. (“Ben LP”), and Beneficient Company Holdings, L.P. (“BCH”), completed the previously announced amendments to the organizational documents of Ben Management, Ben LP, and BCH (the “Amendments”) as part of, and effectuating, a portion of the series of transactions (the “Decoupling Transactions”) contemplated by the August 13, 2021 Term Sheet. The Decoupling Transactions include, in addition to the Amendments, the i) settlement of the Commercial Loan Agreement between a subsidiary of GWGH and Ben LP for approximately 19.3 million common units of Ben LP and ii) the conversion of GWGH’s existing investment in Preferred Series A Subclass 1 Unit Accounts issued by BCH to Preferred Series B Subclass 2 Unit Accounts issued by Ben LP.

Prior to the Amendments, GWGH held the right to appoint a majority of the board of directors of Beneficient Management, the general partner of Ben LP. As a result, GWGH had a controlling financial interest in Ben LP and consolidated Ben LP in its financial statements beginning on December 31, 2019. The principal changes to the Ben Management limited liability company agreement from the Amendments eliminated GWGH’s right to designate any person to serve as a Director on the Board of Directors of Ben Management by returning such right to the nominating committee of the Board of Directors of Ben Management (which will now have the authority to designate the majority of the members of its Board of Directors) and Beneficient Management Counselors, L.L.C. Accordingly, based on our preliminary conclusion, GWGH no longer has a controlling financial interest in Ben LP and will deconsolidate Ben LP and its subsidiaries from its financial statements and results of operations, effective November 29, 2021, in accordance with Accounting Standard Codification, or ASC, 810-10-40, Consolidation – Overall – Derecognition.

Commencing November 29, 2021, GWGH, has preliminarily concluded that it will account for its i) ownership interests in Ben LP’s common units using the equity method of accounting under ASC 323, Investments – Equity Method and Joint Ventures, ii) ownership interest in Ben LP’s Preferred Series B Subclass 2 Unit Accounts as available-for-sale debt securities under ASC 320, Investments – Debt Securities and iii) existing ownership interest in BCH’s Preferred Series C Unit Accounts as equity securities without readily determinable fair values under ASC 321, Investments – Equity Securities. The Company is currently evaluating the accounting impact and conclusions related to the Decoupling Transactions, and such conclusions are subject to change.

For purposes of this pro forma financial information, we have not reflected any pro forma gain or loss on the deconsolidation of Ben LP that may be reflected in our financial statements during the fourth quarter of 2021 once all necessary valuations and analyses are completed. For illustrative purposes, we have assumed that the estimated fair values of GWGH’s retained investments in Ben LP and BCH is $1,078 million in total, which is our carrying value in those investments as of September 30, 2021. A fair valuation of our investments in Ben LP and BCH is currently underway by an independent consultant. As such, the $1,078 million utilized as our estimated fair value is subject to change and could result in a materially different actual outcome as compared to the estimates included in this pro forma financial information. In addition, the carrying value of the noncontrolling interests on November 29, 2021 will be determined and will replace the aggregate estimate of $1,543 million determined as of September 30, 2021 for pro forma purposes.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2021 presents our unaudited pro forma condensed consolidated balance sheet giving pro forma effect to the deconsolidation of Ben LP, the settlement of the Commercial Loan Agreement for Ben LP common units, and the conversion of GWGH’s existing investment in Preferred Series A Subclass 1 Unit Accounts issued by BCH to Preferred Series B Subclass 2 Unit Accounts issued by Ben LP, as if such transactions had occurred on September 30, 2021. The Company will evaluate debt securities and equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may have experienced an “other-than-temporary” decline in value. If such conditions exist, the Company compares the estimated fair value of the investment to its carrying value to determine if an impairment is indicated, and whether the impairment is “other-than-temporary” based on an assessment of all relevant factors, including consideration of the intent and ability to retain the investment. Regarding equity securities without readily determinable fair values, the Company will perform a qualitative assessment at each reporting date to determine if any indicators of impairment exist. If a qualitative assessment indicates that the investment is impaired, the Company will calculate the fair value of the investment. If the fair value is less than the investment’s carrying value, the Company will recognize an impairment loss in net income equal to the difference between the carrying value and fair value.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2021, and for the year ended December 31, 2020, present GWGH’s unaudited pro forma condensed consolidated results of operations giving pro forma effect to the deconsolidation of Ben LP, the settlement of the Commercial Loan Agreement for Ben LP common units, and the conversion of GWGH’s existing investment in Preferred Series A Subclass 1 Unit Accounts issued by BCH to Preferred Series B Subclass 2 Unit Accounts issued by Ben LP, as if such transactions had occurred on January 1, 2020 and commence reporting, as of that date, i) our investments in Ben LP common units using the equity method of accounting under ASC 323, Investments – Equity Method and Joint Ventures, ii), ownership interest in Ben LP’s Preferred Series B Subclass 2 Unit Accounts as available-for-sale debt securities under ASC 320, Investments – Debt Securities and iii) ownership interest in BCH’s Preferred Series C Unit Accounts as equity securities without readily determinable fair values under ASC 321, Investments – Equity Securities, for the illustrative purposes in these pro forma condensed consolidated statements of operations. Under the equity method of accounting, the carrying amount of the investment is adjusted for the Company’s share of earnings and losses, as well as any capital contributions to and distributions from the investee. The Company intends to account for its ownership interest in Ben LP’s Preferred Series B Subclass 2 Unit Accounts at fair value, with any unrealized gains and losses included in other comprehensive income. The Company intends to account for its ownership interest in BCH’s Preferred Series C Unit Accounts at cost, which will be established as the fair value of the investment on the date of deconsolidation, plus or minus any subsequent upward or downward adjustments related to impairment or observable price changes that would be recognized in the Company’s consolidated statements of operations. GWGH may ultimately elect to account for all of its investments in Ben LP and BCH under the fair value option under ASC 825-10, with subsequent changes in the fair value of its investments in Ben LP and BCH recorded in GWGH’s consolidated statements of operations. This accounting election determination has not been made as of the date of this Form 8-K.

The accompanying unaudited pro forma condensed consolidated financial information is presented for informational purposes only, to provide an understanding of our historical financial results as adjusted for the deconsolidation of Ben LP, the settlement of the Commercial Loan Agreement, and the conversion of GWGH’s existing investment in Preferred Series A Subclass 1 Unit Accounts issued by BCH to Preferred Series B Subclass 2 Unit Accounts issued by Ben LP, and a subsequent accounting for GWGH’s investments in Ben LP and BCH under the applicable accounting guidance as described above. These unaudited pro forma condensed consolidated financial statements should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Forms 10-Q and 10-K. The unaudited pro forma condensed consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the Amendments or other Decoupling Transactions described above taken place on the dates indicated, or our future consolidated results of operations. Actual results may differ significantly from those reflected here in the unaudited pro forma consolidated financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results.

These unaudited pro forma condensed consolidated financial statements should be read in connection with GWGH’s historical condensed consolidated financial statements for the period ended September 30, 2021, which were included in the Form 10-Q filed on November 19, 2021 and GWGH’s historical consolidated financial statements for the year ended December 31, 2020, which were included in the Form 10-K filed on November 5, 2021. The unaudited pro forma consolidated financial statements were prepared utilizing our historical financial data derived from the interim condensed consolidated financial statements for the period ended September 30, 2021, and from the audited consolidated financial statements for the year ended December 31, 2020 described above. Consistent with the requirements of Article 11 of Regulation S-X, the unaudited pro forma consolidated statements of operations have been presented on a continuing operations basis. The pro forma adjustments are described in the notes to the unaudited pro forma financial information and are based upon available information and assumptions that we believe are reasonable.

GWG HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	As of September 30, 2021
	As Reported	Pro Forma Adjustments		Pro Forma
	Unaudited	Unaudited		Unaudited
ASSETS
Cash and cash equivalents	$42,207	$(5,280)	(a)	$36,927
Restricted cash	25,516	(4,469)	(a)	21,047
Investment in life insurance policies, at fair value	761,560	-		761,560
Life insurance policy benefits receivable, net	33,105	-		33,105
Investment in alternative assets, at fair value	226,138	(226,138)	(a)	-
Equity method investments	664	548,555	(b)	549,219
Investment in debt security	-	319,030	(c)	319,030
Investment in equity security	-	210,624	(d)	210,624
Other assets	33,256	(19,882)	(a)	13,374
Goodwill	2,367,750	(2,367,750)	(a)	-
TOTAL ASSETS	$3,490,196	$(1,545,310)		$1,944,886

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Senior credit facilities with LNV Corporation and National Founders LP	327,702	-		327,702
L Bonds	1,279,808	-		1,279,808
Seller Trust L Bonds	272,104	94,788	(f)	366,892
Debt due from related parties	77,362	(77,362)	(a)	-
Interest and dividends payable	24,440	(8,242)	(a)	16,198
Accounts payable and accrued expenses	30,448	(20,786)	(a)	9,662
Deferred tax liability, net	51,328	-		51,328
TOTAL LIABILITIES	$2,063,192	$(11,602)		$2,051,590

Redeemable noncontrolling interests	$1,226,020	$(1,226,020)	(a)	$-

STOCKHOLDERS’ EQUITY
REDEEMABLE PREFERRED STOCK (par value $0.001; shares authorized 100,000; shares outstanding 41,681; liquidation preference of $41,925 as of September 30, 2021)	31,069	-		31,069
SERIES 2 REDEEMABLE PREFERRED STOCK (par value $0.001; shares authorized 150,000; shares outstanding 86,707; liquidation preference of $87,212 as of September 30, 2021)	67,410	-		67,410
COMMON STOCK (par value $0.001; shares authorized 210,000,000; shares issued and outstanding 33,097,118 as of September 30, 2021)	33	-		33
Common stock in treasury, at cost (12,337,264 shares as of September 30, 2021)	(67,406)	67,406	(f)	-
Additional paid-in capital	265,812	(64,768)	(a)	201,044
Accumulated deficit	(412,621)	6,361	(a), (e)	(406,260)
TOTAL GWG HOLDINGS STOCKHOLDERS’ EQUITY	(115,703)	8,999		(106,704)
Noncontrolling interests	316,687	(316,687)	(a)	-
TOTAL STOCKHOLDERS’ EQUITY	200,984	(307,688)		(106,704)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$3,490,196	$(1,545,310)		$1,944,886

The accompanying notes are an integral part of these financial statements.

GWG HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Nine Months Ended September 30, 2021
	As Reported	Pro Forma Adjustments		Pro Forma
	Unaudited	Unaudited		Unaudited
REVENUE
Gain on life insurance policies, net	$17,923	$-		$17,923
Investment income, net	21,417	(21,417)	(g)	-
Interest income	835	(307)	(g), (h)	528
Other income (loss)	(2,916)	3,489	(g)	573
TOTAL REVENUE	37,259	(18,235)		19,024
EXPENSES
Interest expense	128,605	(2,816)	(g)	125,789
Employee compensation and benefits	43,977	(31,270)	(g)	12,707
Legal and professional fees	20,832	(11,835)	(g)	8,997
Other expenses	23,050	(9,686)	(g)	13,364
TOTAL EXPENSES	216,464	(55,607)		160,857
LOSS BEFORE INCOME TAXES	(179,205)	37,372		(141,833)
INCOME TAX EXPENSE (BENEFIT)	173	-		173
NET LOSS BEFORE LOSS FROM EQUITY METHOD INVESTMENTS	(179,378)	37,372		(142,006)
Loss from equity method investments	(11,898)	(1,340)	(i)	(13,238)
NET LOSS	(191,276)	36,032		(155,244)
Net (income) loss attributable to noncontrolling interests	29,766	(29,766)	(g)	-
Less: Preferred stock dividends	8,371	-		8,371
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(169,881)	$6,266		$(163,615)
NET LOSS PER COMMON SHARE
Basic	$(8.18)	3.24		$(4.94)
Diluted	$(8.18)	3.24		$(4.94)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	20,758,910	12,337,264		33,096,174
Diluted	20,758,910	12,337,264		33,096,174

The accompanying notes are an integral part of these financial statements.

GWG HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	For the Year Ended December 31, 2020
	As Reported	Pro Forma Adjustments		Pro Forma
		Unaudited		Unaudited
REVENUE
Gain on life insurance policies, net	$49,598	$-		$49,598
Investment income, net	44,106	(44,106)	(g)	-
Interest income	1,594	4,370	(g), (h)	5,964
Other income	29,073	(28,539)	(g)	534
TOTAL REVENUE	124,371	(68,275)		56,096
EXPENSES
Interest expense	154,616	(9,504)	(g)	145,112
Employee compensation and benefits	146,363	(128,582)	(g)	17,781
Legal and professional fees	30,075	(19,046)	(g)	11,029
Other expenses	18,227	(7,563)	(g)	10,664
TOTAL EXPENSES	349,281	(164,695)		184,586
LOSS BEFORE INCOME TAXES	(224,910)	96,420		(128,490)
INCOME TAX EXPENSE (BENEFIT)	(16,390)	(3,459)	(g)	(19,849)
NET LOSS BEFORE LOSS FROM EQUITY METHOD INVESTMENTS	(208,520)	99,879		(108,641)
Loss from equity method investments	(7,319)	(28,157)	(i)	(35,476)
NET LOSS	(215,839)	71,722		(144,117)
Net (income) loss attributable to noncontrolling interests	61,924	(61,924)	(g)	-
Less: Preferred stock dividends	14,630	-		14,630
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(168,545)	$9,798		$(158,747)
NET LOSS PER COMMON SHARE
Basic	$(6.01)	$1.20		$(4.80)
Diluted	$(6.01)	$1.20		$(4.80)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	28,063,268	4,999,633		33,062,901
Diluted	28,063,268	4,999,633		33,062,901

The accompanying notes are an integral part of these financial statements.

GWG HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except share and per share data)

Note 1 – Description of Disposition of Assets

On November 29, 2021, GWG Holdings, Inc. (“GWGH”), and Beneficient Management, L.L.C. (“Ben Management”), The Beneficient Company Group, L.P. (“Ben LP”), and Beneficient Company Holdings, L.P. (“BCH”), completed the previously announced amendments to the organizational documents of Ben Management, Ben LP, and BCH (the “Amendments”) as part of, and effectuating, a portion of the series of transactions (the “Decoupling Transactions”) contemplated by the August 13, 2021 Term Sheet, resulting in the preliminary conclusion that GWGH lost its controlling financial interest in Ben. The Decoupling Transactions include, in addition to the Amendments, the i) settlement of the Commercial Loan Agreement between a subsidiary of GWGH and Ben LP for approximately 19.3 million common units of Ben LP and ii) the conversion of GWGH’s existing investment in Preferred Series A Subclass 1 Unit Accounts issued by BCH to Preferred Series B Subclass 2 Unit Accounts issued by Ben LP.

Because GWGH no longer has a controlling financial interest in Ben LP or its subsidiaries, GWGH will deconsolidate Ben and its subsidiaries from the financial statements and results of operations of GWGH, effective November 29, 2021, in accordance with Accounting Standard Codification, or ASC, 810-10-40, Consolidation – Overall – Derecognition, based on our preliminary conclusion.

Note 2 – Pro Forma Adjustments

(a) – Represents adjustments to reflect the deconsolidation of assets and liabilities of Ben LP or its subsidiaries.

(b) – Includes the historical carrying value of GWGH’s investment in the common units of Ben LP plus (i) an adjustment to reflect the settlement of the Commercial Loan Agreement issued by Ben LP for 19,250,795 common units of Ben LP. As described in (e) below, we have assumed the estimated fair value of this investment in the common units of Ben LP approximates GWGH’s historical carrying value. Additionally, the conversion of the Commercial Loan Agreement receivable, which was previously eliminated upon consolidation of Ben LP in GWGH’s historical financial statements, for common units of Ben LP is preliminarily expected to be recorded at the carrying value of the Commercial Loan Agreement receivable for purposes of this pro forma financial information due to this transaction being between related parties.

(c) – Includes the conversion at the historical carrying value of GWGH’s investment in BCH’s Preferred Series A Subclass 1 Unit Accounts to Ben LP’s Preferred Series B Subclass 2 Unit Accounts. As described in (e) below, we have assumed the estimated fair value of this investment in Ben LP’s Preferred Series B Subclass 2 Unit Accounts approximates GWGH’s historical carrying value in the Preferred Series A Subclass 1 Units Accounts of BCH, which was previously eliminated upon consolidation of Ben LP in GWGH’s historical financial statements.

(d) – Represents the historical carrying value of GWGH’s investment in Preferred Series C Subclass 1 Unit Accounts of BCH. As described in (e) below, we have assumed the estimated fair value of this investment in BCH’s Preferred Series C Subclass 1 Unit Accounts approximates GWGH’s historical carrying value, which was previously eliminated upon consolidation of Ben LP in GWGH’s historical financial statements.

(e) – The expected deconsolidation of Ben LP on November 29, 2021, due to a loss of control of Ben LP on that date, will require GWGH to record its investments in Ben or BCH at fair value as of November 29, 2021.   This could result in GWGH reflecting a gain or loss upon deconsolidation in accordance with ASC 810-10-40-5. The pro forma estimated gain (loss) was computed in accordance with ASC 810-10-40-5, as the difference between (i) the aggregate fair value of our retained noncontrolling investment in Ben LP or BCH on November 29, 2021 and the carrying amount of the noncontrolling interest in Ben LP or its subsidiaries as of September 30, 2021, and (ii) the carrying amount of Ben LP’s assets and liabilities as of September 30, 2021. The actual gain or loss on deconsolidation, including the impact of income taxes, will be determined using the fair value of our retained noncontrolling interest in Ben LP and BCH on November 29, 2021 and, based on the actual carrying amounts of Ben LP’s assets and liabilities, including the actual carrying amount of our noncontrolling interests in Ben LP and BCH and our deferred tax assets and liabilities, as of November 29, 2021, the date of the deconsolidation of Ben LP. We estimated the fair value of our investments in Ben LP or BCH to be their respective carrying values as of September 30, 2021. This assumption results in no gain or loss being reflected in this pro forma financial information. We are not able to estimate the fair value of our investments in Ben LP or BCH and the resulting actual gain or loss or the actual income tax expense or benefit impact on this gain or loss, until we determine the actual fair values of each of our investments in Ben LP and BCH, and the actual balances of the carrying amounts of the noncontrolling interests in Ben LP or BCH, as applicable, as of November 29, 2021, which will be completed during the fourth quarter of 2021. The actual gain or loss, including related income taxes, may differ materially from the pro forma results shown herein.

The computation of the pro forma estimated gain (loss) was computed as follows: (in thousands):

The aggregate of the following:

The estimated fair value of GWG’s retained noncontrolling investments in Ben or BCH at the date Ben LP and its subsidiaries are deconsolidated	$1,078,209
The estimated carrying amount of any noncontrolling interests in Ben LP or its subsidiaries at the date Ben LP and its subsidiaries are deconsolidated	1,542,707
Total	2,620,916
The estimated carrying amount of Ben LP and its subsidiaries’ assets and liabilities	2,620,916
Pro forma estimated gain (loss) on deconsolidation of Ben LP	$-

(f) – Represents adjustment to the balance sheet to remove the impact of elimination entries arising from GWGH’s common stock and L Bonds held by Ben LP or Ben LP’s consolidated subsidiaries. The GWGH common stock held by Ben LP or Ben LP’s consolidated subsidiaries was previously classified as treasury stock, while the L Bonds held by Ben LP or Ben LP’s consolidated subsidiaries was eliminated in the historical consolidated financial statements of GWGH.

(g) – Represents adjustments to reflect the deconsolidation of revenues, expenses, and net (income) loss attributable to noncontrolling interests of Ben LP or its subsidiaries.

(h) – Includes adjustment reflecting the elimination of the interest income recognized by GWGH from the Commercial Loan Agreement receivable due from Ben LP, which was settled for Ben LP common units as described further in (b) above. Specific to the year ended December 31, 2020, includes an adjustment to recognize previously eliminated interest income from a promissory note between a consolidated subsidiary of GWGH and a consolidated subsidiary of Ben LP.

(i) – Includes adjustment to record GWGH’s equity in losses related to GWGH’s investment in Ben LP’s common units as adjusted for i) the decrease in net loss attributable to Ben LP’s common unit holders arising from the decrease in interest expense due to the settlement of Commercial Loan Agreement and ii) the adjusted ownership percentage of GWGH in Ben LP arising from the additional common units of 19,250,795 issued as settlement of the Commercial Loan Agreement. With these additional Ben LP common units, GWGH’s ownership percentage of Ben LP’s common units increased from 97.3% to 98.1%.